Exhibit 3.48

SWEENEY ENGINEERING CORP.
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AMENDED AND RESTATED BYLAWS
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ARTICLE I
OFFICES

Section 1. The principal executive office shall be located in Gardena, California.

Section 2. The corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at the principal executive office of the corporation in the State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of California as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no other place is stated or fixed, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. Annual meetings of shareholders, commencing with the year 2006, shall be held on the second Wednesday in January, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 AM, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a majority vote a board of directors and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than 10 percent of all the shares entitled to vote at the meeting and, if the corporation has a chairman of the board of directors, special meetings of the shareholders may be called by the chairman.

Section 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the date fixed for the meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected, or, upon satisfaction of the requirements set forth in Section 708(b) of the California General Corporation Law, to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. Section 708(b) of the California General Corporation Law provides that no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

Section 4. Unless otherwise provided in the articles, any action, except election of directors, which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Election by shareholders of a director to fill a vacancy not filled by the directors, if by written consent, requires the consent of a majority of the outstanding shares entitled to vote. An election by shareholders to fill a vacancy created by removal, if by written consent, requires the unanimous consent of all shares entitled to vote for the election of directors.

ARTICLE V
DIRECTORS

Section 1. The number of directors shall be three (3). Directors need not be residents of the State of California nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Unless otherwise provided in the articles of incorporation, vacancies, except for a vacancy created by the removal of a director, and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Unless otherwise provided in the articles of incorporation any vacancy created by the removal of a director shall be filled by the shareholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum is present. Any vacancies, which may be filled by directors and are not filled by the directors, may be filled by the shareholders by a majority of the shares entitled to vote at a meeting at which a quorum is present.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of California, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of California.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case, special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director. Notice of special meetings, stating the time, date and place thereof, shall be mailed not less than four (4) days prior to the meeting, or telegraphed, personally delivered or telephoned not less than 48 hours prior to the meeting.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of the authorized number of members of the board of directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII
COMMITTEES

Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate one or more committees consisting of two or more directors to serve at the pleasure of the board. Each committee shall have all the authority of the board, except as expressly limited by Section 311 of the California General Corporation Law and by the resolutions of the board designating the committee.

ARTICLE VIII
NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication. Notice to any shareholder shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of the corporation for such shareholder, notice may be given to such shareholder at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located. If a notice of a shareholders’ meeting is sent by mail it shall be sent by first-class mail, or, in case the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting, notice may be by third-class mail.

Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

Section 1. The officers of the corporation, except those elected in accordance with Section 210 of the California General Corporation Law, shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer, and such other officers as may determined by the board of directors. The board of directors may also choose vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a chief financial officer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

Section 10. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 11. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the corporation.

Section 12. If required by the board of directors, the chief financial officer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13. The chief financial officer is, for the purpose of executing any documents requiring the signature of the “Treasurer,” deemed to be the treasurer of the corporation.

THE ASSISTANT TREASURERS

Section 14. The assistant treasurers, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES

Section 1. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, the chief executive officer or the president or a vice-president and the chief financial officer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares and the class or series of shares owned by him in the corporation. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof; or (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) heretofore. Every certificate shall have noted thereon any information required to be set forth by the California General Corporation Law and such information shall be set forth in the manner provided by such law.

Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

ARTICLE XI
GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the California General Corporation Law.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the date of its incorporation and the words “Corporate Seal, California”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS

Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.

ARTICLE XIII
DIRECTORS’ ANNUAL REPORT

Section 1. The requirement of Section 1501 of the California General Corporation Law to the effect that the shareholders the corporation shall be provided with an annual report is expressly waived to the fullest extent allowed by law so long as the corporation has less than 100 holders of record of its shares.

ARTICLE XIV
INDEMNIFICATION

Section 1. Indemnification Rights in Non-Derivative Actions. The corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party, is threatened to be made a party, or believes in good faith that a pending investigation or inquiry may lead him to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; and with respect to any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Section 2. Indemnification Rights of in Derivative Actions. The corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party, is threatened to be made a party, or believes in good faith that a pending investigation or inquiry may lead him to become a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances; provided, however, that the corporation may not indemnify the person in respect of any claim as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses, in respect of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or in respect of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 3. Other Expenses. Notwithstanding any other provision of this section, to the extent any person, though not a party, participates in (whether as a witness or otherwise) any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of any partnership, joint venture, trust, or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

Section 4. Determination that Indemnification is Proper; Determination to Pay Indemnification.

(a)  Indemnification of directors and officers under this Article XIV (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) by a majority vote of a quorum of the directors who are not parties to such action, suit or proceeding, (b) if a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (c) by approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon, or (d) by the court in which such proceeding is or was pending upon application made by the corporation or the claimant or the attorney or other person rendering services in connection with the defense, whether or not such application by the claimant, attorney or other person is opposed by the corporation; or (2) if a Change of Control shall have occurred, by independent counsel selected by the claimant, who is reasonably acceptable to the corporation. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

(b)  The determination of whether the corporation will exercise its rights under this Article XIV with respect to the indemnification of employees and agents (other than directors and officers) shall be made by a majority vote of a quorum of the directors of the corporation.

Section 5. Good Faith Determination.

(a)  Nolo Contendere. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)  Safe Harbor. A director or officer shall be deemed to have acted in good faith under this Article XIV when the director or officer has acted upon the records or financial statements of the corporation or upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the director or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 6. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the corporation, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. In connection with the advancement of expenses to present or former directors or officers of the corporation, the corporation will not consider whether the standard of conduct in this Article XIV is met, the director or officer’s financial ability to repay, nor will the corporation require security for advancement. Expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

Section 7. Procedure for Indemnification. Any indemnification of a director or officer of the corporation or advance of costs, charges and expenses to a director or officer under this Article XIV shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within 60 days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article) that the claimant has not met the standard of conduct set forth in this Article XIV, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8. Survival; Preservation of Other Rights.

(a)  The foregoing provisions of this Article XIV shall be deemed to constitute an agreement between the corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons whose rights hereunder are adversely affected. Any person entitled to indemnification under the foregoing provisions of this Article shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as bylaws of the corporation without such amendment.

(b)  The indemnification provided by this Article XIV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, PROVIDED that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Section 10. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

CERTIFICATE OF SECRETARY

I certify that:

1.             I am the Secretary of Sweeney Engineering Corp.

2.             The attached Amended and Restated Bylaws are the Bylaws of the corporation, duly adopted by the Board of Directors and sole Shareholder by written consent dated June 22, 2006.

Dated: June 22, 2006

/s/ Greg Rufus
Name: Greg Rufus
Title: Secretary